EXHIBIT 36



                            Executive Officers and
                      Members of Conseil d'Administration
                                      of
                         ALPHA ASSURANCES VIE MUTUELLE


               The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of Alpha Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below.
If no address is given, the Member's or Executive Officer's business address is that of Alpha Assurances Vie Mutuelle at Tour Franklin 100/101, Terrasse Boildieu, Cedex 11, 92042 Paris La Defense, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Alpha Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.


 Name, Business Address           Present Principal Occupation
 ----------------------           ----------------------------

*Claude Bebear                     Chairman and Chief Executive Officer;
 23, avenue Matignon               Chairman and Chief Executive Officer,
 75008 Paris, France               AXA

*Henri de Castries                 Executive Vice President, Financial
 23, avenue Matignon               Services and Life Insurance Activities
 75008 Paris, France               (outside of France), AXA

*Henri de Clermont-Tonnerre        Chairman, Societe de'Armement et de
 90, rue de Miromesnil             Navigation Charles Schiaffino
 75008 Paris, France               (transportation)

*Claude Fath                       Manager

*Jean-Rene Fourtou                 Chairman and Chief Executive Officer,
 25, quai Paul Doumer              Rhone-Poulenc S.A. (industry)
 92408 Courbevoie, France

*Patrice Garnier                   Retired

*Henri Lachmann                    Chairman and Chief Executive Officer,
 56, rue Jean Giraudoux            Strafor Facom (office furniture)
 67000 Strasbourg, France

*Georges Rousseau                  Chairman, Apave Normandies
 2, rue des Mouettes               (consulting)
 76130 Mont Saint Aignan, France

*Claude Tendil                     General Manager; Executive Vice
 23, avenue Matignon               President, Insurance Activities (in France)
 75008 Paris, France               and Non-Life and Composite Insurance
                                   Activities (outside of France)

*Francis Vaudour                   Chief Executive Officer, Segafredo
 14, boulevard Industriel          Zanetti France S.A. (coffee importing and
 76301 Sotteville les Rouen        processing)
 France

______________________________
* Member, Conseil d'Administration